Jade Art Group Announces Strong First Quarter 2008 Results

•	New Jade Distribution Initiative Provides Impressive Operating Results

•	Transfer of Woodcarving Business Generates $55 Million Gain from Discontinued Operations

NEW YORK and JIANGXI, CHINA, May 12, 2008 - Jade Art Group Inc. (OTCBB: JADG) (the “Company”), a seller and distributor of raw jade sourced from the SheTai Jade mine in China, today announced its operating results for the quarter ending March 31, 2008.   Jade Art began to distribute raw jade in this quarter; previously its operations consisted of the manufacturing and distribution of hand-carved and machine-carved wood products in China, which are now treated as discontinued operations.

Revenue from continuing operations for the quarter ending March 31, 2008 was $10.7 million.  The first jade sales were made at the end of January 2008 and there were no comparable sales during 2007. Shipments of raw jade during the quarter reached approximately 3,385 metric tons, with an average sales price equivalent to approximately $3,150 per metric ton.  Net income from continuing operations for the first quarter was $6.0 million, or $0.03 per diluted share.  There were no comparable operations in the prior year quarter.  Net income from discontinued operations in the first quarter of 2008 was $55.4 million, or $0.23 per diluted share, compared to net income of $1.9 million, or $0.01 per diluted share in the same period for 2007.  The large increase in net income from discontinued operations is attributable to the gain recognized from the transfer of Jade Art Group’s woodcarving business, which as previously announced was transferred on February 20, 2008 to Wulatequianqi XiKai Mining Co., Ltd. (“XiKai Mining”) as part of the consideration for XiKai Mining’s entering into a 50 year Exclusive Distribution Rights Agreement that provides Jade Art with 90% of the raw jade produced by XiKai Mining’s SheTai jade mine.

Mr. Hua-Cai Song, CEO of Jade Art Group, stated, “We are pleased with the results of our first quarter operating as a seller and distributor of raw jade.  The revenue from continuing operations of $10.7 million exceeded our expectations. Year to date, Jade Art Group has entered into six sales agreements for SheTai

Jade, representing a total contractual sales value equivalent to approximately $42 million.  We believe that this is a good indication of the market’s positive response to SheTai jade and supports our expectation of continuing solid revenue performance.”

Recent Events

 On January 11, 2008, Jade Art Group announced the formation of a new wholly owned subsidiary, Jiangxi SheTai Jade Industrial Co., Ltd. (“JST”).  JST now manages the sale and distribution of jade sourced from the SheTai Jade mine.  This subsidiary is located in Yujiang Jiangxi, China, an area known as a major center for the processing and distribution of jade products.

On January 17, 2008, Jade Art Group signed an Exclusive Distribution Right Agreement with XiKai Mining enabling the Jade Art Group to acquire 90% of the raw jade produced from XiKai Mining’s SheTai Jade mine for a period of 50 years. The price has been set for the first five years at the equivalent of $285 per metric ton, and is subsequently subject to renegotiation every five years with adjustments not to exceed 10%.  The SheTai raw jade has uses ranging from decorative commercial and residential construction material to high-end jewelry.   In exchange for this exclusive right, Jade Art Group transferred its wholly-owned woodcarving business to XiKai Mining and agreed to pay XiKai Mining RMB 60 million (approximately $8.4 million) by March 2009.   Jade Art Group has already paid approximately $6.7 million of this obligation.

On April 16, Richard E. Khaleel was appointed an independent member of the Board of Directors of the Jade Art Group.  Mr. Khaleel is an experienced senior marketing executive, having served as the Chief Marketing Officer for the Bank of New York, the Chief Creative Marketing Officer at Alliance Bernstein, and the Vice President of Marketing at CNBC.

On April 28, Company announced that its Board of Directors had authorized a one-for-three reverse stock split of its outstanding common stock.  The reverse split will reduce the number of outstanding shares from 239,940,000 shares to 79,980,000 shares.  The Board set May 15, 2008 as the effective date for the reverse stock split. The marketplace effective date, on which the reverse stock split will be reflected in trading on the OTC Bulletin Board, will be determined by NASDAQ and is expected to be in late May or early June of 2008.    The earnings per share results cited above are based on common shares outstanding before the reverse split.

Fiscal 2008 Outlook

Jade Art Group Inc. reaffirms guidance for its 2008 full-year financial results.  This guidance reflects the results presently anticipated from continuing operations and does not include unusual or non-operating events.  The following projections exclude results from discontinued operations, which were discussed in more detail above.

- Revenues are expected to be between $61 million and $65 million.

- Net income is expected to be between $37 million and $41 million.

- Diluted earnings per share are expected to be between $0.15 and $0.17.

(Note:  The diluted earnings per share are based on the common shares outstanding before the pending reverse split.   This is equivalent to between $0.46 and $0.51 per diluted share after the effective date of the reverse stock split.)

Mr. Song concluded, “We are quite excited about our results to date and the opportunity to be a leading seller and distributer of raw jade in China.  The increasing popularity of SheTai Jade and our favorable long term agreement enabling us to obtain high quality SheTai jade in significant quantities suggests further opportunities to generate increasing value to our shareholders.”

About Jade Art Group Inc.

Jade Art Group Inc., through its wholly owned subsidiary, Jiangxi SheTai Jade Industrial Co., Ltd., sells and distributes raw jade sourced from the SheTai Jade mine, which is located in Wulateqianqi, China.  The uses of this jade range from decorative construction material to high-end jewelry.  The SheTai mine’s annual operating capacity is expected to reach 40,000 tons and has been operating for a number of years.  It has one of the largest jade reserves in China and is owned by XiKai Mining, with which Jade Art Group signed an agreement to acquire exclusive distribution rights to sell 90% of the SheTai Jade produced from the mine for the next 50 years.  According to a survey report issued by the Inner Mongolia Geological Institution, the mine has proven and probable reserves of approximately 6 million tons.

For more information, please visit:  www.jadeartgroupinc.com

FORWARD-LOOKING STATEMENTS:  This document includes forward-looking statements.  Forward-looking statements include, but are not limited to, statements concerning estimates of, and increases in, production, projected volume of customer orders, performance by customers, including timely payment, under existing and future  agreements, cash flows and values, statements relating to the continued advancement of Jade Art Group’s projects and other statements which are not historical facts.  When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements.  Although Jade Art Group believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

Contact:

     Kevin McEnery
     Managing Director - Finance
     Jade Art Group Inc.
     646-200-6302
     kevin@jadeartgroupinc.com

     Jacalyn Guo
     Vice President
     Jade Art Group Inc.
     646-200-6328
     jacalynguo@jadeartgroupinc.com

     Darren Minton
     Winning IR Company, Ltd.
     212-823-0523
     darren.minton@winningir.com

Jade Art Group Inc.
and Subsidiaries

Selected Consolidated Statements of Operations
(in millions, except per share amounts)

	(unaudited) Three months ended March 31,
	2008	2007

Revenues	$10.7	$-
Cost of sales	1.6	-
General and administrative expenses	0.7	-
Income from operations	8.4	-
Interest expense	(0.1)	-
Income from continuing operations	8.3	-

Income tax expense	2.3	-
Net income from continued operations	6.0	-
Net income from discontinued operations	55.4	1.9

Net income	$61.4	$1.9

Basic and diluted earnings per share
Income from continuing operations	$0.03	$0.01
Income from discontinued operations	0.23	$-
Total basic and diluted earnings per share	$0.26	$0.01

Basic and diluted weighted average number of shares	239.9	224.9

Note: The earnings per share indicated above are based on the common shares outstanding before the May 15, 2008 effective date of the one-to-three reverse stock split.

Jade Art Group, Inc.
and Subsidiaries

Selected Consolidated Balance Sheet Items
(in millions)

(unaudited) March 31, 2008

Cash and cash equivalents	$ 0.7
Accounts receivable	3.9
Advances to XiKai Mining	6.2
Dividends payable	14.3
Accounts payable and accrued expenses	2.8
Taxes payable	2.8
Total stockholders’ equity	$ 52.5

Selected Consolidated Cash Flow Items
(in millions)

	(unaudited) Three months ended March 31,
	2008	2007

Net cash provided by operating activities	$6.0	$0.5
Purchases of property and equipment	-	-
Loans receivable	(6.2)	-
Advance payable to related party	6.8	-
Net increase in cash and cash equivalents	$0.4	$-